UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):     April 22, 2009

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-20381	59-3157093
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

125 Technology Park, Lake Mary, Florida 34746
(Address of principal executive offices, including zip code)
(407) 333-9911
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01 Entry into a Material Definitive Agreement

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        On April 22, 2009, FARO Technologies, Inc. entered into a Second Amendment (the “Second Amendment”) to the Amended and Restated Loan Agreement, dated as of July 11, 2006 and amended on November 21, 2008, with SunTrust Bank (as amended, the “Loan Agreement”). The Loan Agreement provided for a revolving loan commitment of $30 million.

        The Second Amendment modifies the interest rate for the revolving loan as the loans shall now bear interest at a rate of LIBOR plus a fixed percentage between 2.25-2.50%. The fixed percentage shall be set each quarter as follows: if the senior funded debt to EBITDA ratio (calculated as of that quarter and including the prior three quarters) is greater than 1.50:1, the loan shall bear interest at a rate of LIBOR plus 2.50%. If the ratio is between 1.50:1 and 0.75:1, the loan shall bear interest at a rate of LIBOR plus 2.375%, and if the ratio is below 0.75:1, loan shall bear interest at a rate of LIBOR plus 2.25%.

        The Second Amendment also extends the term of the Loan Agreement to March 31, 2012 (the “Maturity Date”), at which time the entire outstanding balance of the revolving loans is due. Under the Second Amendment, FARO shall pay to SunTrust Bank a one-time commitment fee in the amount of $112,500 and an unused line fee on the last day of each month in arrears during the term of the Loan Agreement in an amount of 0.25% per annum multiplied by the revolving loan commitment less the average daily balance of the outstanding revolving loans during the immediately preceding month. All outstanding amounts under the revolving loans are still secured by a first priority security interest in all of FARO’s assets and are guaranteed by FARO’s subsidiaries.

        The proceeds of the revolving loans shall be used to finance working capital needs and for other general corporate purposes. FARO is not permitted to use the proceeds of the loans to finance any acquisition for a gross purchase price of $10,000,000 or more without the prior written consent of SunTrust Bank.

        The repayment of the revolving loans can be accelerated upon various events, including:

    (a)        Immediately upon the receipt by FARO of the net cash proceeds of any asset sale by FARO, in an amount equal to all of such net cash proceeds; and

    (b)        An event of default, which include:

    (i)        the failure to pay the principal when due or any interest or fee within five days of the due date;

    (ii)        any representation or warranty by FARO under the Second Amendment, the Loan Agreement or any related document shall prove to have been incorrect, incomplete, or misleading in any material respect;

    (iii)        the failure to perform or observe various covenants contained in the Second Amendment, including the failure to maintain a tangible net worth of not less than $145,000,000, and a senior funded debt to EBITDA ratio of not more than 2.25 to 1.0;

    (iv)        FARO’s insolvency, certain reportable ERISA events by FARO, a failure by FARO to pay a judgment in excess of $100,000, or a change of control of FARO; and

    (v)        Any security interest or mortgage granted to SunTrust Bank ceases to be perfected or have first priority.

      Item 9.01 Financial Statements and Exhibits.

      (d)        Exhibits.

        See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

FARO Technologies, Inc.
(Registrant)
Date: April 24, 2009
/s/ Jay Freeland
Jay Freeland
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Amended and Restated Loan Agreement dated April 22, 2009 between FARO Technologies, Inc. and SunTrust Bank.